UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Modine Manufacturing Company

(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 21 and 22, 2026, Modine Manufacturing Company (the “Company”) approved changes to certain severance arrangements applicable to its executive officers, as described below. The changes were approved by the Human Capital and Compensation Committee of the Board of Directors (the “Committee”) of the Company and the Company’s Board of Directors after a review of such policies by the Committee’s independent compensation consultant. The proposed changes are intended to align the Company’s severance arrangements with participants with current market standards.

Adoption of the Modine Manufacturing Company Executive Severance Plan

On October 21, 2026, the Human Capital and Compensation Committee of the Board of Directors (the “Committee”) adopted the Modine Manufacturing Company Executive Severance Plan (the “Executive Severance Plan”) and designated, among others, Michael B. Lucareli, Executive Vice President and Chief Financial Officer, and Erin J. Roth, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer (each, a “Named Officer”), as participants. The Named Officers’ participation replaces their coverage under the Company’s Supplemental Severance Plan, which was terminated by the Committee at the time of the Executive Severance Plan’s adoption.

The Executive Severance Plan provides severance benefits upon an involuntary termination of employment other than for Cause or a voluntary termination for Good Reason, each as defined in the Executive Severance Plan (a “qualifying termination”).

Upon a qualifying termination, participants receive cash severance based on the applicable multiples described below, which differ depending upon whether the termination occurs on the date of, or within twenty-four (24) months following, a Change in Control (as defined in the Executive Severance Plan). Benefits are conditioned on timely execution and non-revocation of a release of claims.

Named Officer	Regular Severance Multiple	Change in Control Severance Multiple
Michael B. Lucareli	1.5x	2.5x
Erin J. Roth	1.0x	2.0x

Regular cash severance equals the applicable multiple times the sum of the participant’s annual base salary and target annual bonus at the time of a qualifying termination. Participants also receive a prorated annual bonus based on actual performance for the bonus year and, if they elect COBRA coverage, Company-paid premiums for up to eighteen (18) months for Mr. Lucareli and twelve (12) months for Ms. Roth.

Change in Control cash severance equals the applicable multiple times the sum of (a) the participant’s base salary at the time of the qualifying termination and the greater of (b) the participant’s target annual bonus or the average of the three most recent annual bonus payments to the participant (or the shorter available payment history). Participants also receive a prorated target annual bonus for the year of termination and, if they elect COBRA coverage, Company-paid premiums for up to eighteen (18) months.

The treatment of outstanding equity awards upon a qualifying termination is determined under the applicable equity incentive plan and award agreement.

The foregoing description is qualified in its entirety by reference to the Executive Severance Plan, which is filed as Exhibit 10.1 and incorporated herein by reference.

Termination of Change in Control Agreement for Mr. Lucareli

In connection with the adoption of the Executive Severance Plan, on October 21, 2026, the Company and Mr. Lucareli entered into a Termination Agreement terminating his Change in Control and Termination Agreement, dated May 28, 2008, as amended June 10, 2011. As a result, Mr. Lucareli will only receive cash severance benefits following a change in control of the Company under the Executive Severance Plan.

The foregoing description is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Change in Severance Agreements for Mr. Brinker

Neil D. Brinker, President and Chief Executive Officer, did not participate in the Company’s former Supplemental Severance Plan and was not designated as a participant in the newly adopted Executive Severance Plan. On October 22, 2026, following the Committee’s recommendation, the Board of Directors approved amendments to Mr. Brinker’s existing contractual cash severance arrangements.

The Company amended Mr. Brinker’s offer letter dated November 10, 2020 (the “Offer Letter Amendment”) to provide that, upon termination without Cause or resignation for Good Reason, each as defined therein (i.e., a “qualifying termination”), if he is not entitled to benefits under his Change in Control Agreement, he will receive cash severance equal to two times the sum of his base salary and target annual bonus. He will also receive a prorated annual bonus based on actual performance for the bonus year and, if he elects COBRA coverage, Company-paid premiums for eighteen (18) months followed by equivalent monthly cash payments for six (6) months. Severance benefits are conditioned on his timely execution and non-revocation of a release of claims. Further, the definition of Good Reason in Mr. Brinker’s offer letter was amended to add the following additional event or condition to the definition: “(4) a requirement that you report to another officer of the Company or its successor instead of directly reporting to the Board or the board of directors of the Company’s successor.”

The Company also amended Mr. Brinker’s Change in Control Agreement dated June 4, 2021 (the “CIC Amendment”) to provide that, upon a qualifying termination (determined on the same basis as under the Offer Letter) within twenty-four (24) months following a Change in Control, he will receive three (3) times the sum of (a) his base salary at the time of the qualifying termination and (b) the greater of his target annual bonus for the year of the qualifying termination or the average of his three most recent annual bonus payments. He will also receive a prorated target annual bonus for the year of termination and, if he elects COBRA coverage, Company-paid premiums for eighteen (18) months followed by equivalent monthly cash payments for eighteen (18) months. These severance benefits are also conditioned on his timely execution and non-revocation of a release of claims.

The foregoing descriptions are qualified in their entirety by reference to the Offer Letter Amendment and CIC Amendment, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Restricted Stock Unit Award and Performance Stock Award Agreement Changes

On October 21 and 22, 2026, the Committee and the Board of Directors approved an amendment to outstanding Performance Stock Award Agreements held by Mr. Brinker and the Company’s other named executive officers and certain other grantees (the “PS Amendment”) and a new form of Performance Stock Award Agreement for future grants to executive officers. On October 27, 2026, the Committee and the Board of Directors approved an amendment to outstanding Restricted Stock Unit Award Agreements held by Mr. Brinker and the Company’s other named executive officers and certain other grantees (the “RSU Amendment”) and a new form of Restricted Stock Unit Award Agreement for future grants to executive officers.

Previously, upon a Change in Control (as defined in the Company’s 2020 Incentive Plan), performance goals under the Performance Stock Award Agreements were deemed achieved at target, subject to continued time-based vesting, and a qualifying termination of a participant’s employment (i.e., an involuntary termination without “cause” or a voluntary termination for “good reason”, as defined in the Performance Stock Award Agreement) within twelve (12) months following a Change in Control resulted in a prorated payout. The PS Amendment provides that performance will be deemed achieved at the greater of target or extrapolated performance based on the trend of performance at the time of the Change in Control. Upon a qualifying termination of the participant’s employment within twelve (12) months following a Change in Control, the award will pay out at the applicable performance level without proration for service. The PS Amendment and the RSU Amendment each also expand “good reason” to include a material diminution in an officer’s title, including removal of a corporate officer designation.

The foregoing descriptions are qualified in their entirety by reference to the PS Amendment, the new form of Performance Stock Award Agreement, the RSU Amendment, and the new form of Restricted Stock Unit Award Agreement, which are attached hereto as Exhibits 10.5, 10.6, 10.7 and 10.8 respectively, and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

10.1	Modine Manufacturing Company Executive Severance Plan, Effective October 21, 2026
10.2	Termination of Change in Control Agreement effective October 21, 2026 by and between Modine Manufacturing Company and Michael B. Lucareli
10.3	Offer Letter Amendment dated October 22, 2026 from Modine Manufacturing Company to Neil Brinker
10.4	Change in Control Agreement Amendment dated October 22, 2026 by and between Neil Brinker and Modine Manufacturing Company
10.5	Form of Amendment to Performance Stock Award Agreements
10.6	Form of Performance Stock Award Agreement for Grants After October 22, 2026
10.7	Form of Amendment to Restricted Stock Unit Award Agreements
10.8	Form of Restricted Stock Unit Award Agreement for Grants After October 26, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODINE MANUFACTURING COMPANY

	By:	/s/ Erin J. Roth
Erin J. Roth
Vice President, General Counsel and Chief Compliance Officer

Date: October 27, 2026